Exhibit 99.1

Aeries Technology Reports Strong Results for April - June 2026 Quarter

●	Revenue increased 43% year over year to $21.9 million, with income from operations of $3.4 million, Net income of $2.2 million, and operating cash flow of $4.8 million.

●	Reaffirms Fiscal Year 2027 guidance of $80 million to $84 million in revenue and $10 million to $12 million in Adjusted EBITDA.

●	Expands AI transformation strategy with the launch of AxAI, an Agentic AI solution offering.

NEW YORK, Aug. 10, 2026 (GLOBE NEWSWIRE) — Aeries Technology, Inc. (Nasdaq: AERT), a global provider of AI transformation and enterprise operations solutions, today announced financial results for the quarter ended June 30, 2026 (Q1, FY2027).

The Company delivered a strong first quarter, reporting 43% year-over-year revenue growth to $21.9 million, significant improvements in profitability and cash generation, and continued operating discipline. During the quarter, Aeries continued advancing its AI transformation and enterprise operations strategy, expanding its capabilities to help enterprises create long-term value through AI-enabled business transformation and managed operations.

First Quarter Fiscal 2027 Financial Highlights

●	Revenue increased 43% year over year to $21.9 million*

●	SG&A expenses remained well controlled, increasing 2% to $3.0 million, while improving to 13.8% of revenue from 19.3% in the prior-year quarter.

●	Income from operations increased more than fourfold to $3.4 million*, from $0.8 million in the prior-year quarter.

●	Net income increased to $2.2 million, compared to $1.7 million in the prior-year quarter.

●	Adjusted EBITDA increased nearly fourfold to $4.1 million, with Adjusted EBITDA margin expanding to 18.6%* from 6.7% in the prior-year quarter.

●	Operating cash flow increased more than threefold to $4.8 million, with cash and cash equivalents increasing to $6.1 million as of June 30, 2026.

*	The previously disclosed customer buyout was recognized as revenue during the quarter and contributed $2.7 million to the Company’s revenue and profitability.

Geographic Revenue Mix

Revenue from North America increased to $18.6 million in the first quarter of fiscal 2027 from $13.4 million in the first quarter of fiscal 2026. Revenue from Asia Pacific and Other increased to $3.3 million from $1.9 million in the prior-year quarter.

Financial Outlook

The Company reaffirmed its fiscal year 2027 guidance:

●	Revenue between $80 million and $84 million

●	Adjusted EBITDA between $10 million and $12 million

“This was an outstanding quarter for Aeries,” said Ajay Khare, Chief Executive Officer of Aeries Technology. “Revenue increased 43% year over year to $21.9 million, income from operations increased more than fourfold to $3.4 million, Adjusted EBITDA nearly quadrupled to $4.1 million, and operating cash flow more than tripled to $4.8 million. These results reflect the disciplined operating model we have built over the past year and our ability to translate growth into stronger profitability and cash generation.”

“Just as importantly, our business continues to evolve. Clients increasingly engage Aeries to help transform enterprise operations through AI. We believe AI transformation will become one of the most significant drivers of enterprise value creation over the coming decade, and we are positioning Aeries as the partner enterprises can rely on to help realize that opportunity. The launch of AxAI, our agentic AI solution offering, marks an important milestone in that journey. Together with AeriesOne, our AI-native enterprise operations platform, we now provide an integrated capability that helps enterprises assess, build, deploy, and operate AI solutions at scale. By combining AI innovation with managed operations, we help clients move from AI experimentation to production, creating measurable business outcomes and long-term enterprise value.”

Strategic Progress

During the quarter, Aeries continued expanding its client engagements beyond managed operations to include AI transformation, enterprise operations, automation and optimization initiatives. This reflects the Company’s continued evolution into an AI transformation and enterprise operations provider, helping enterprises create long-term value through AI-enabled business transformation.

On August 4, 2026, Aeries launched AxAI, its agentic AI solution offering built around its Forward Deployed Engineering (FDE) model, expanding its capabilities across the enterprise AI lifecycle. Together with AeriesOne, the Company’s AI-native enterprise operations platform, AxAI extends Aeries’ ability to help enterprises design, deploy, and operate production-ready AI solutions while strengthening its AI transformation portfolio. This integrated approach supports customers across the AI lifecycle, from strategy and engineering to deployment, governance and managed operations.

Capital Allocation

The Company’s strong operating cash flow enabled it to continue executing its disciplined capital allocation strategy during the quarter. In addition to strengthening the balance sheet and continuing to settle legacy obligations associated with its business combination transaction and related costs, the Company repurchased more than 10% of its outstanding common stock, reflecting management’s confidence in the Company’s long-term strategy and future growth prospects. The Company also completed its previously announced 1-for-8 share consolidation during the quarter.

About Aeries Technology

Aeries Technology, Inc. (Nasdaq: AERT) helps organizations worldwide create enterprise value through AI transformation and managed operations. Through its portfolio, including AxAI and AeriesOne, Aeries combines AI innovation, engineering expertise, business process knowledge, and managed global operations to help customers transform business functions and improve operational performance.

Founded in 2012, Aeries serves global enterprises through delivery centers in India and Mexico. For more information, visit www.aeriestechnology.com.

Conference Call Details

The Company will host a conference call to discuss its financial results on Monday, August 10, 2026, at 8 AM ET. The call will be accessible by telephone at 1-877-407-0792 (domestic) or 1-201-689-8263 (international). The call transcript will also be available on the Company’s investor relations website at https://ir.aeriestechnology.com/.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors because it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results, and provide additional insight and transparency into how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments it makes in the non-GAAP definitions below. These adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered alongside, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non-GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. The Company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, and changes in the fair value of derivative liabilities. Adjusted EBITDA is a key performance indicator the Company uses in evaluating its operating performance and in making financial, operating, and planning decisions. The Company believes this measure is useful to investors in evaluating Aeries’ operating performance, as such information is used by the Company’s management for internal reporting and planning procedures, including aspects of its consolidated operating budget and capital expenditures. Adjusted EBITDA has some limitations in that it does not reflect: (i) cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) foreign exchange gains or losses; (iii) changes in, or cash requirements for, working capital; (iv) significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s outstanding debt; (v) payments made or future requirements for income taxes; (vi) cash requirements for future replacement or payment of depreciated or amortized assets; (vii) stock-based compensation costs; and (viii) changes in the fair value of derivative liabilities. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company’s results calculated in accordance with GAAP.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward-looking statements. These forward-looking statements include but are not limited to statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to: our ability to continue as a going concern; our ability to retain and expand our client base; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to maintain effective internal controls; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; geopolitical instability, armed conflicts, trade restrictions, tariffs and other international events that may adversely affect global economic conditions, customer spending and business operations, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; and the fluctuation of economic conditions, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The forward-looking statements contained in this release are made as of the date hereof and Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact:

IR@aeriestechnology.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except percentages)

	Three months Ended June 30,
	2026	2025	$ Change	% Change
Revenues, net	$21,918	$15,330	$6,558	43%
Cost of Revenue	15,539	11,552	(3,987)	(35)%
Gross Profit	$6,379	$3,778	$2,601	69%
Gross Profit Margin	29.1%	24.6%
Operating expenses
Selling, general & administrative expenses	3,019	2,958	(61)	(2)%
Total operating expenses	$3,019	$2,958	$(61)	(2)%
(Loss) / income from operations	$3,360	$820	$2,540	310%
Other income / (expense)
Change in fair value of forward purchase agreement put option liability	(7)	1,255	(1,262)	(101)%
Change in fair value of derivative liabilities	-	23	(23)	(100)%
Interest income	78	72	6	8%
Interest expense	(116)	(170)	54	32%
Other income, net	(223)	7	(230)	(3,286)%
Total other income	(268)	1,187	(1,455)	(123)%
(Loss) / income before income taxes	3,092	2,007	1,085	54%
Income tax benefit / (expenses)	(878)	(331)	(547)	(165)%
Net (loss) / income	$2,214	$1,676	$538	32%
Less: Net (loss) / income attributable to noncontrolling interest	155	62	93	150%
Less: Net (loss) / income attributable to redeemable noncontrolling interests	277	102	175	172%
Net (loss) / income attributable to the shareholders of Aeries Technology, Inc.	$1,782	$1,512	$270	18%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages)

	Three months Ended June 30,
	2026	2025
Net (loss) / income	$2,214	$1,676
Income tax (benefit) / expense	878	331
Interest income	(78)	(72)
Interest expense	116	170
Depreciation and amortization	224	205
EBITDA	$3,354	$2,310
Adjustments
(+) Stock-based compensation	710	-
(+) Gain on settlement of forward purchase agreement put option liability	7	(1,278)
Adjusted EBITDA	$4,071	$1,032
Revenue	21,918	15,330

Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	18.6%	6.7%

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands)

	Three months Ended June 30,
	2026	2025	$ Change	% Change
Cash and Cash Equivalent at the beginning of period	$4,878	$2,764	$2,114	76%
Net cash used in operating activities	4,824	1,369	3,455	252%
Net cash used in investing activities	(278)	(868)	590	86%
Net cash provided by financing activities	(3,357)	(1,148)	(2,209)	(192)%
Effects of exchange rates on cash	2	20	(18)	(90)%
Cash and Cash Equivalent at the end of period	$6,069	$2,137	$3,932	184%

CONSOLIDATED BALANCE SHEET

(In thousands)

	As of June 30, 2026	As of March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$6,069	$4,878
Accounts receivable, net of allowance of $1,349 and $1,335 as of June 30, 2026, and March 31, 2026, respectively	12,430	12,719
Prepaid expenses and other current assets, net of allowance of $1 and $0, as of June 30, 2026, and March 31, 2026, respectively	6,383	6,170
Deferred transactions costs	125	125
Total current assets	$25,007	$23,892
Property and equipment, net	1,814	1,750
Operating right-of-use assets	6,676	8,608
Deferred tax assets, net	4,124	3,689
Long-term investments, net of allowance of $52 and $76, as of June 30, 2026, and March 31, 2026, respectively	1,958	1,896
Other assets	1,609	2,059
Total assets	$41,188	$41,894

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$8,873	$9,270
Accrued compensation and related benefits, current	2,342	3,568
Operating lease liabilities, current	1,304	2,694
Short-term borrowings	3,275	4,436
Forward purchase agreement put option liability	4,068	4,287
Other current liabilities	9,577	6,434
Total current liabilities	$29,439	$30,689
Long term debt	795	798
Operating lease liabilities, noncurrent	5,796	6,358
Derivative warrant liabilities	421	421
Deferred tax liabilities	213	197
Other liabilities	6,396	6,016
Total liabilities	$43,060	$44,479

Commitments and contingencies

Redeemable noncontrolling interest	757	448

Shareholders’ equity / (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0008 par value; 62,500,000 shares authorized; 5,642,911 shares issued and outstanding as of June 30, 2026; 6,062,184 shares issued and outstanding as of March 31, 2026	5	5
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	28,277	29,115
Less: Common Stock held in treasury at cost; 431,688 shares as on June 30, 2026 and 374,744 shares as on March 31, 2026	(2,251)	(1,304)
Accumulated other comprehensive loss	(1,739)	(1,977)
Accumulated deficit	(27,091)	(28,873)
Total Aeries Technology, Inc. shareholders’ deficit	$(2,799)	$(3,034)
Noncontrolling interest	170	1
Total shareholders’ deficit	(2,629)	(3,033)
Total liabilities, redeemable noncontrolling interest and shareholders’ deficit	$41,188	$41,894

Source: Aeries Technology, Inc.